UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Lumen Technologies, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive
Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000

(Telephone number, including area code)

Qwest Corporation

(Exact name of registrant as specified in its charter)

Colorado	001-03040	84-0273800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

931 14th Street,
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(318) 388-9000

(Telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
6.500% Senior Notes due 2051, denominations of $25	New York Stock Exchange
6.750% Senior Notes due 2052, denominations of $25	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-295091 and 333-295091-01

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Lumen Technologies, Inc. (“Lumen”) and Qwest Corporation (“Qwest”) on this registration statement have filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus, dated May 22, 2026 (the “Prospectus”), contained in the effective Registration Statement on Form S-4 (File. No. 333-295091 and 333-295091-01), initially filed with the SEC on April 16, 2026, as amended by Post-Effective Amendment No. 1 thereto, filed with the SEC on May 20, 2026. The Prospectus relates to the offering of, among other securities, (a) $515,297,925 of 6.500% Notes due 2051, in denominations of $25, and (b) $381,528,000 of 6.750% Notes due 2052, in denominations of $25, issued by Qwest, and guarantees thereof by Lumen.

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of New Quest Notes” in the Prospectus, which descriptions are incorporated by reference herein.

Item 2.	Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of June 11, 2026, by and among Qwest Corporation, and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Lumen’s Current Report on Form 8-K filed with the SEC on June 11, 2026).

4.2	First Supplemental Indenture, dated as of June 11, 2025, by and between Qwest Corporation, as issuer, Lumen Technologies, Inc., as guarantor, and U.S. Bank Trust Company, National Association, relating to the issuance of the New 6.500% Notes due 2051 and the New 6.750% Notes due 2052 and U.S. Trust Company National Association, as trustee, including the Form of New 6.500% Notes due 2051 and Form of the New 6.750% Notes due 2052 (incorporated by reference to Exhibit 4.2 to Lumen’s Current Report on Form 8-K filed with the SEC on June 11, 2026).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Lumen Technologies, Inc. and Qwest Corporation have duly caused this Current Report to be signed on their behalf by the undersigned officer hereunto duly authorized.

LUMEN TECHNOLOGIES, INC.

By:	/s/ Jennifer Hodges
Jennifer Hodges
Executive Vice President, Chief Legal Officer

QWEST CORPORATION

By:	/s/ Jennifer Hodges
Jennifer Hodges
Executive Vice President, Chief Legal Officer

Dated: June 11, 2026